UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 10, 2009


                                AVRO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141686               20-8387017
(State or Other Jurisdiction        (Commission File        (I.R.S. Employer
     of Incorporation)                   Number)          Identification Number)

                                  9 Church Lane
                              West Sussex, England
                                     RH103PT
                     Address of principal executive offices:

                         Telephone: 011-44-77-68-511-988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On August 10, 2009, Avro Energy, Inc. entered into an agreement to acquire various oil leases near Hosston, Louisiana, from S.A.M., a Louisiana private partnership, and private oil and gas operator. Under the terms of the agreement, the Company has agreed to pay a total of ten dollars ($10) plus a one-fifth royalty interest in exchange for the exclusive grant, lease, and let of the following oil and gas leases:

One, Two, Three and Four (1-4) inclusive, Block One (1) Town of Hosston, together with all abandoned alleyways and streets insofar as it covers and affects the surface of the earth and the base of the Nacatosh Formation together with wells being Herring No. 1, Serial No 184124, and Herring No. 2, Serial No. 184735.

The agreement requires the Company to commence production within 90 days of the date of the agreement. The lease shall be maintained only by continuous production (no break in production longer than 59 days), reworking operations, and or maintaining the lease in paying quantities as defined under the Louisiana Mineral Code. If there is no production, re-working operations, or maintenance of the lease for a period of sixty days or more, the lease shall cancel and all rights revert back to the Lessor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10: Agreement setting forth the terms of agreement between Lessor and Lessee.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AVRO ENERGY INC.


Date: August 12, 2009                    By: /s/ Mike P. Kurtanjek
                                            -------------------------------
                                            MIKE P. KURTANJEK

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